The Vantagepoint Funds

Record of Securities Purchased
Under the Rule 10f-3 Procedures

1. Name of purchasing Fund:    Vantagepoint Aggressive Opportunities Fund

2.  Name of Subadviser: Wells Capital Management_______

3. Issuer: ELF BEAUTY INC (ELF))

4.  Date of purchase:  09/22/2016____

5. Underwriter from whom purchased:  Morgan Stanley

6. Name of Affiliated Underwriter (as defined in the Rule 10f-3 procedures)
 managing or participating in syndicate (attach list of all members of syndicate):

Wells Fargo Securities (see attached for complete list)

7. Aggregate principal amount of purchase: $4,046.00

8.  Aggregate principal amount of offering:  $141,666,661

9.  Purchase price (Net of fees and expenses): $17.00

10.  Date offering commenced: 09/22/2016

11. Offering price at close of first full business day on which any sales are made: $17.00

12. Commission, spread or profit:  7% or $1.19/share

13. Were the following conditions satisfied at the time of purchase:

Yes:
No:
a) Registered Public Offerings:  The securities were a part of an issue registered under the Securities
Act of 1933, which was being offered to the public.

_x___

______

b) Government Securities:  The securities were a part of an issue of government securities, as defined in
Section 2(a)(16) of the 1940 Act.

_____

___x__

c) Municipal Securities:  The securities (i) were “municipal securities” as defined in Section 3(a)(29) of the
Securities Exchange Act of 1934; (ii) were sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time; and (iii) either: (a) were subject to no greater than moderate credit risk; or (b) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, the securities were subject to a minimal or low amount of credit risk.

_____

__x____

d) Foreign Offerings:  The securities were offered publicly under the laws of a country other than the United States and (i) the offering was subject to regulation by a “foreign financial regulatory authority,” as defined in Section 2(a)(50)
of the 1940 Act, in the country in which the public offering occurred; (ii) the securities were offered at a fixed price to all purchasers in the offering (except for any rights to purchase securities that were required by law to be granted to existing security holders of the issuer); (iii) financial statements, prepared and audited in accordance with standards required or permitted by the appropriate foreign financial regulatory authority in the country in which the public offering occurred, for the two years prior to the offering, were available to the public and prospective purchasers in connection with the offering; and (iv) if the issuer was a Domestic Issuer (a) it had a class of securities registered pursuant to section 12(b) or 12(g) of the 1934 Act or was required to file reports pursuant to section 15(d) of the 1934 Act; and
(b) it filed all the material required to be filed pursuant to section 13(a) or 15(d) of the 1934 Act for a period of at least twelve months immediately preceding the sale of such securities (or for such shorter period that the issuer was required to file such material).

_____

__x__

e) Rule 144A Offerings:  The securities were (i) offered or sold in transactions exempt from registration under section 4(2)
of the 1933 Act, Rule 144A thereunder, or Rules 501- 508 thereunder; (ii) the securities were sold to qualified institutional buyers, as defined in Rule 144(a)(1); and (iii) the securities were eligible for resale to other qualified institutional buyers pursuant to Rule 144A.

_____

__x__

f) In respect of any securities other than municipal securities, the issuer of such securities had been in continuous operation for not less than three years (including the operations of predecessors).

__x__

______

g) The purchase price paid did not exceed the offering price at the close of the first full business day on which any sales were made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated).

__x__

______

h) The underwriting was a firm commitment underwriting.

__x__

______

i) The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

__x__

______
j) The amount of such securities of any class of such issue purchased by the Fund, aggregated with purchases by any other investment company advised by the same adviser or subadviser, and any purchases by another account with respect to which the adviser or subadviser has investment discretion if the adviser or subadviser exercised such investment discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering of such class or if purchased in a
Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers as defined in 1933 Act Rule 144A(a)(1) plus (ii) the principal amount of the offering of such class in any concurrent public offering (“Volume Limits”). Notwithstanding the foregoing, the purchase of a security, during the existence of an underwriting or selling syndicate, for which an Affiliated Underwriter is a principal underwriter, need not be counted as a purchase by a Fund subject to the Volume Limits, provided (a) the Fund has two or more subadvisers; (b) the purchase is made for a separate and discrete portion of the Fund’s investment portfolio that is managed by a subadviser that is not the Affiliated Underwriter or an affiliated person of the Affiliated Underwriter (except by virtue of serving as subadviser to the separate and discrete portion of the Fund); (c) the subadviser that is, or is affiliated with, an Affiliated Underwriter (“Affiliated Subadviser”) will not consult, directly or indirectly, with VIA or another subadviser about the transaction (except that VIA may be consulted for purposes of monitoring regulatory compliance);
(d) such Affiliated Subadviser’s fees will not be affected by the investment performance of another subadviser; and (e)  the
Affiliated Subadviser will not (except by virtue of serving, or having an affiliated person who serves, as a subadviser to a different separate and discrete portion of the Fund) be an affiliated person or an affiliate of an affiliate of VIA, another subadviser of the Fund or a principal underwriter,  promoter, officer, director or employee of the Fund.

__x__

______
k) No Affiliated Underwriter was a direct or indirect participant or benefited directly or indirectly from, the purchase.

__x__

______

Wells Capital Management              Date:  ___9/28/16______
Name of Investment Adviser Firm

By:
Name:  _ Ozo Jaculewicz
Title: _Investment Product Specialist